EXHIBIT 10.73

THIRD AMENDMENT TO
CPI CORP.
RETIREMENT PLAN AND TRUST

(As Amended and Restated Effective January 1, 1997)

        Pursuant to the provisions of Section 16.1 of Article XVI of the CPI Corp. Retirement Plan and Trust (the “Plan”), and pursuant to resolutions of the Retirement Plan Committee, the Plan is hereby amended in the following respects. This Third Amendment is intended to freeze benefit accruals for most Participants in the Plan effective April 1, 2004, as provided in this Amendment.

        1. Section 3.1, Commencement of Participation, is amended by adding the following new sentence at the end thereof:

        Notwithstanding the foregoing provisions, no Employee who is not already a Participant shall become an Active Participant in the Plan after January 1, 2004.

        2. Section 5.1, Normal Retirement Pension, is amended by adding the following new paragraphs at the end thereof:

        Notwithstanding the foregoing provisions of this Section 5.1, the Accrued Benefit of each Participant who is not a Grandfathered Participant (as defined herein) shall be frozen as of April 1, 2004. The Normal Retirement Pension of each such Participant shall be determined based on the Participant’s Monthly Plan Compensation and Years of Service earned through April 1, 2004.

        A Participant who is an Active Participant in the Plan on April 1, 2004 shall be a Grandfathered Participant if the Participant has both attained age 50 and completed 10 Years of Service as of April 1, 2004, provided, however, that any Participant who is a Regional Vice-President in the Company’s Portrait Studio Division or who is party to an employment agreement with the Company that provides the Participant with supplemental retirement benefits outside this Plan shall not qualify as a Grandfathered Participant. Each Grandfathered Participant shall continue to accrue benefits under the Plan after April 1, 2004 in accordance with the terms of the Plan.

        IN WITNESS WHEREOF, the Retirement Plan Committee has caused this instrument to be adopted on behalf of CPI Corp. this 6th day of February, 2004.

CPI CORP. By: /s/ J. David Pierson —————————————— J. David Pierson Title: Chairman, CEO —————————————— For the retirement Plan Committee